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                                                                 Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Perceptronics, Inc.

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Perceptronics, Inc. pertaining to the 1999 Stock Option Plan and the 1999 Stock Option Plan for Non-Employee Directors of our report dated June 3, 1999, with respect to the consolidated financial statements of Perceptronics, Inc. included in its Annual Report on Form 10-KSB for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


                                              /s/ BECKMAN KIRKLAND & WHITNEY



Agoura Hills, California
March 2, 2000